EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2018-B4 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer for the Marina Heights State Farm Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marina Heights State Farm Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marina Heights State Farm Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Marina Heights State Farm Mortgage Loan, KeyBank National Association, as Primary Servicer for the EOS 21 Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the EOS 21 Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the EOS 21 Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the EOS 21 Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the EOS 21 Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Embassy Suites Glendale Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Embassy Suites Glendale Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Embassy Suites Glendale Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Embassy Suites Glendale Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Embassy Suites Glendale Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Embassy Suites Glendale Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Embassy Suites Glendale Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Atlantic Times Square Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Atlantic Times Square Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Atlantic Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Atlantic Times Square Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Atlantic Times Square Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Atlantic Times Square Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Atlantic Times Square Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Steelyard Commons Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Steelyard Commons Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Steelyard Commons Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Steelyard Commons Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Steelyard Commons Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Steelyard Commons Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Steelyard Commons Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Gateway Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for The Gateway Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Gateway Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Gateway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for The Gateway Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for The Gateway Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for The Gateway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 65 Bay Street Mortgage Loan, KeyBank National Association, as Special Servicer for the 65 Bay Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 65 Bay Street Mortgage Loan, Citibank, N.A., as Custodian for the 65 Bay Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 65 Bay Street Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 65 Bay Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Aventura Mall Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Aventura Mall Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Aventura Mall Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aventura Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Aventura Mall Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Aventura Mall Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Aventura Mall Mortgage Loan, KeyBank National Association, as Primary Servicer for the Aon Center Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Aon Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Aon Center Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the Aon Center Mortgage Loan.

Dated: March 15, 2021

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)